MILLER ENERGY RESOURCES REPORTS THIRD QUARTER 2013 RESULTS

Successfully Completed Reworks on Additional Wells in Alaska

KNOXVILLE, TN - (March 12, 2013). Miller Energy Resources, Inc. (“Miller Energy” or “the Company”) (NYSE: MILL) today announced results for the three and nine months ended January 31, 2013.

Third Quarter Results

Total revenues for the three months ended January 31, 2013 were $8.0 million compared to $8.4 million in the three months ended January 31, 2012. Total production for the three months ended January 31, 2013 was 82,327 BOEPD as compared to 82,820 BOEPD for the three months ended January 31, 2012. Total production increased 5% from 78,145 BOEPD for the three months ended October 31, 2012.

Oil and gas operating costs increased 9% as compared to the third quarter of fiscal 2012 to $4.1 million as a result of increased drilling activities in the Cook Inlet. General and administrative expenses were $5.5 million, a decrease of 18% from $6.7 million the same period a year ago.

The operating loss for the third quarter of 2013 was $6.5 million compared to $6.1 million for the third quarter of 2012. Excluding depreciation, depletion and amortization, accretion of asset retirement obligation, and other non-cash adjustments, adjusted EBITDA was ($0.8) million in the third quarter of fiscal 2013 as compared to $1.3 million in the third quarter of fiscal 2012.

Net loss attributable to common shareholders and net loss per share were $6.2 million and $0.14, respectively, in the third quarter. The weighted average shares outstanding were 43.4 million shares.

Nine Months Results

Total revenues for the nine months ended January 31, 2013 were $27.1 million, a 2% increase from the corresponding period a year ago.

Operating expenses were $44.7 million, up slightly up from $44.2 million in the nine months ended January 31, 2012. The Company reduced general and administrative expenses by approximately 17% to $17.1 million.

Adjusted EBITDA was $2.3 million in the first nine months of 2013. Reported net loss attributable to common shareholders and net loss per share were $12.4 million and $0.29, respectively.

The Company had approximately $1.5 million of cash and cash equivalents and $13.1 million of restricted cash at January 31, 2013 compared to $4.0 million and $12.1 million, respectively, at April 30, 2012. Total debt outstanding was $42.2 million at January 31, 2013.

Net cash from operations for the nine months ended January 31, 2013 was $6.1 million compared to $9.3 million in the comparable period a year ago. The Company spent approximately $32.8 million on capital expenditures and equipment purchases during the first nine months of fiscal 2013.

The Company declared a quarterly dividend in the third quarter of fiscal 2013 equal to $0.67 per share on the Series C preferred stock and a semi-annual dividend of $5.16 per share on the Series B preferred stock. The Company had $16.6 million of Series C cumulative preferred stock outstanding as of January 31, 2013.

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MILL Reports Third Quarter Results

March 12, 2013

Business Updates

The Company announced several major operational milestones during and since the end of the third quarter of fiscal 2013.

Alaska

The Company successfully brought a new gas well, RU-4A, into production on January 26, 2013. RU-4A showed an initial post-workover shut-in pressure of 2,375 PSI, culminating in a peak flow rate of 1.7 million cubic feet of gas per day (MMscf/d). The new production from RU-4A allowed Cook Inlet Energy, LLC (“CIE”) to cease purchases of gas from third parties.

On February 25, 2013, the Company completed the RU-3 gas workover on the Osprey Platform. RU-3 showed an initial post-workover shut-in pressure of 2,135 PSI, culminating in a peak flow rate of 3.7 MMscf/d. CIE is currently producing both RU-3 and RU-4 wells at reduced rates while supplying its own fuel gas needs. The Company is in discussions with third parties to establish long term gas sales contracts.

Both RU-3 and RU-4 produce from the Tyonek G-0 sand. The Company estimates recovering in excess of 2.2 bcf of gas from the wells.

Tennessee

On January, 11, 2013, the Company successfully drilled and completed the CPP-H-1 well at an initial flow rate of 487 BOEPD, consisting of 365 BOED and 730 MCFGPD. To the Company's knowledge, this marked the first successful horizontal well in the Mississippian Age Fort Payne formation in North America. The Company is in the process of obtaining a permit to re-inject the natural gas produced into the formation, to help maintain reservoir pressure.

The Company is in the process of completing its second horizontal well into the Fort Payne formation, Maynard H-1. Management is processing information from the initial stimulation of the formation and has decided that additional isolation and stimulation is necessary, which is currently underway.

Financial

The Company completed and closed a follow-on public offering of its 10.75% Series C preferred stock through MLV & Co. LLC, Maxim Group LLC, National Securities Corporation, Aegis Capital Corp. and Williams Financial Group. The offering raised $13.3 million in net proceeds which will be used for general corporate purposes.

The Company's Chief Executive Officer Scott Boruff stated, “This has been an extremely busy and productive last six months for Miller. We successfully brought back two gas wells, RU-3 and RU-4, returned RU-7 oil well to production, and added new perforations to RU-D1 disposal well in Alaska. This provides us not only with higher revenues and more diversification, but also helps improve our profitability by being self-sufficient in the Cook Inlet, which experiences premium natural gas prices.”

Conference Call Details

Mr. Scott Boruff, CEO of Miller Energy and Mr. David Voyticky, President and Acting CFO, will host the third quarter 2013 earnings call. To attend the call, please use the dial in information below. When prompted, ask for the "Miller Energy Resources Q3 2013 conference call".

Date:	March 12, 2013
Time:	4:30 pm Eastern Standard Time US
Dial-In (U.S.):	+1-877-317-6776
International Dial-In:	+1-412-317-6776
Conference ID:	"Miller Energy" or 10026272
Webcast:	http://webcast.mzvaluemonitor.com/Cover.aspx?PlatformId=1004

Please dial in at least 10-minutes before the call to ensure timely participation.

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MILL Reports Third Quarter Results

March 12, 2013

A playback of the call will be available until 4:30 pm ET on March 19, 2013. To listen, call +1-877-344-7529 within the United States or +1-412-317-0088 when calling internationally. Please use the replay pin number 10026272.

About Miller Energy Resources
Miller Energy Resources, Inc. is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Mississippian Lime and the Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The company's common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to the filing of its Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources, Inc.'s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2012. Miller Energy Resources, Inc.'s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

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MILL Reports Third Quarter Results

March 12, 2013

MILLER ENERGY RESOURCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	January 31, 2013	April 30, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,492	$3,971
Restricted cash	2,985	2,250
Accounts receivable	2,276	3,107
State production credits receivable	2,793	2,958
Inventory	2,164	1,835
Prepaid expenses and other	1,579	482
	13,289	14,603
OIL AND GAS PROPERTIES, NET	490,790	475,802
EQUIPMENT, NET	42,028	33,728
OTHER ASSETS:
Land	542	542
Restricted cash, non-current	10,132	9,875
Deferred financing costs, net of accumulated amortization	4,945	1,426
Other assets	761	413
	$562,487	$536,389
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,602	$9,504
Accrued expenses	2,970	6,744
Short-term portion of derivative instruments	3,137	2,803
Current portion of long-term debt	4,500	24,130
	29,209	43,181
OTHER LIABILITIES:
Deferred income taxes	160,768	167,319
Asset retirement obligation	19,219	18,366
Long-term portion of derivative instruments	—	7,700
Long-term debt, less current portion	37,734	—
	246,930	236,566
MEZZANINE EQUITY:
Series A cumulative preferred stock, redemption amount of $11.2 million	—	8,818
Series C cumulative preferred stock, redemption amount of $19.9 million	16,647	—

STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par, 500,000,000 shares authorized, 43,371,694 and 41,086,751 shares issued and outstanding, respectively	4	4
Additional paid-in capital	85,093	64,813
Retained earnings	213,813	226,188
	298,910	291,005
	$562,487	$536,389

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MILL Reports Third Quarter Results

March 12, 2013

MILLER ENERGY RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2013	2012	2013	2012
REVENUES:
Oil sales	$6,720	$7,730	$22,310	$24,208
Natural gas sales	133	214	328	496
Other	1,146	500	4,433	1,800
	7,999	8,444	27,071	26,504
OPERATING EXPENSES:
Oil and gas operating	4,118	3,770	12,963	11,941
Cost of other revenue	1,051	296	4,084	669
General and administrative	5,518	6,729	17,056	20,450
Exploration expense	187	395	244	574
Depreciation, depletion and amortization	3,341	2,826	9,528	10,437
Accretion of asset retirement obligation	284	268	853	805
Other operating (income) expense, net	—	255	(65)	(642)
	14,499	14,539	44,663	44,234
OPERATING LOSS	(6,500)	(6,095)	(17,592)	(17,730)
OTHER INCOME (EXPENSE):
Interest expense, net	(1,117)	(813)	(2,785)	(2,000)
Gain (loss) on derivatives, net	(1,681)	(3,669)	5,215	1,593
Other income (expense), net	25	(8)	(350)	52
	(2,773)	(4,490)	2,080	(355)
LOSS BEFORE INCOME TAXES	(9,273)	(10,585)	(15,512)	(18,085)
Income tax benefit	3,931	4,075	6,551	6,908
NET LOSS	(5,342)	(6,510)	(8,961)	(11,177)
Accretion of preferred stock	(145)	—	(2,605)	—
Series C accumulated dividends	(677)	—	(809)	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,164)	$(6,510)	$(12,375)	$(11,177)

LOSS PER COMMON SHARE:
Basic	$(0.14)	$(0.16)	$(0.29)	$(0.27)
Diluted	(0.14)	(0.16)	(0.29)	(0.27)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	43,367,781	40,937,023	42,445,223	40,728,374
Diluted	43,367,781	40,937,023	42,445,223	40,728,374

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MILL Reports Third Quarter Results

March 12, 2013

MILLER ENERGY RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
 (in thousands)

	Nine Months Ended January 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,961)	$(11,177)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	9,528	10,437
Amortization of deferred financing fees	549	887
Expense from issuance of equity	7,630	10,506
Deferred income taxes	(6,551)	(6,908)
Loss on derivative instruments, net	(2,939)	(786)
Accretion of asset retirement obligation	853	805
Changes in operating assets and liabilities:
Receivables	996	1,472
Inventory	(467)	(90)
Prepaid expenses and other assets	(1,445)	(744)
Accounts payable and accrued expenses	6,944	4,933
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,137	9,335

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for oil and gas properties	(23,213)	(9,472)
Purchase of equipment and improvements	(9,606)	(24,388)
Proceeds from sale of equipment	2,000	—
NET CASH USED IN INVESTING ACTIVITIES	(30,819)	(33,860)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends	(285,000)	—
Payments on debt	(24,130)	—
Debt acquisition costs	(3,854)	(2,140)
Proceeds from borrowings	40,000	26,895
Redemption of preferred stock	(11,240)	—
Issuance of preferred stock	20,448	—
Equity issuance costs	(1,576)	—
Exercise of equity rights	3,832	1,283
Restricted cash	(992)	57
NET CASH PROVIDED BY FINANCING ACTIVITIES	22,203	26,095
NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,479)	1,570

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,971	1,559
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,492	$3,129
SUPPLEMENTARY CASH FLOW DATA:
Cash paid for interest	$8,895	$1,366

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MILL Reports Third Quarter Results

March 12, 2013

About Adjusted Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use non-GAAP adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including that in our public filings. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company's performance and liquidity by excluding certain expenses and expenditures that may not be indicative of "recurring core business operating results", meaning operating performance excluding non-cash amortization charges for intangibles, after-tax non-cash stock-based compensation expenses and non-cash goodwill impairment. Miller Energy believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing performance and when planning, forecasting and analyzing future periods. This non-GAAP financial measure also facilitates management's internal comparisons to historical performance and liquidity as well as comparisons to competitors' operating results. The Company believes this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of the business.

Adjusted EBITDA Reconciliations

(in thousands)	Q3 2013	Q3 2012	YTD 2013	YTD 2012

Loss before income taxes	$(9,273)	$(10,585)	$(15,512)	$(18,085)
Adjusted by:
Interest expense, net	1,117	813	2,785	2,000
Depreciation, depletion and amortization	3,341	2,826	9,528	10,437
Accretion of asset retirement obligation	284	268	853	805
Exploration expense	187	395	244	574
Stock-based compensation	2,652	4,032	7,367	10,506
Unrealized (gain) loss on derivatives	859	3,598	(2,939)	(786)
Adjusted EBITDA	$(833)	$1,347	$2,326	$5,451

For more information, please contact the following:

MZ Group
Derek Gradwell
SVP, Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us

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